Exhibit 10.64

广西柳州百草堂药业有限公司全体股东__
GENERAL BODY OF SHAREHOLDERS OF GUANGXI LIUZHOU BAICAOTANG PHARMACY CO., LTD.

(委托人Trustor)

与and

  张晓艳 Xiaoyan Zhang

(受托人Trustee)

关于Re.

委托持股合同
Entrust Shareholding Agreement

合同号 号
Contract No.:_______

本合同由以下双方于  2008年【7】月【21】日在中国【柳州】签署
This Agreement is entered into in Liuzhou city, the People’s Republic of China as of July 21, 2008, by the following two Parties:
委托人：唐恢天 江有如 李景华 刘春林 韦文德 王邦福 赵明安 张庆秋 (以下简称“甲方”)
杨晓俭 蒙源钢 蒋旗峰 何文亨 刘功纯 贾俊文 谭钰菁 叶远箭
Trustor:
Tang Huitian, Jiang Youru, Li Jinghua, Liu Chunlin, Wei Wende, Wang Bangfu, Zhao Ming’an, Zhang Qingqiu, Yang Xiaojian, Meng Yuangang, Jiang Qifeng, He Wenheng, Liu Gongchun, Jia Junwen, Tan Yujing, Ye Yuanjian.                                                            (Hereinafter “Party A”)
住所：广西柳州市城站路102号
ADDRESS: No.102, Chengzhan Road, Liuzhou City, GUANGXI
身份证件号码：452701196108240331
ID NO.: 452701196108240331

受托人：张晓艳  (以下简称“乙方”)
Trustee：Xiaoyan Zhang   (hereinafter “Party B”)
住所：香港新界上水保荣路1号威尼斯花园1座11楼E室
ADDRESS: ROOM E ，LEVEL 11，TOWER 1，VENICE GARDEN ，NO.1 BAORONG ROAD，SHANGSHUI ，NEW TERRITORIES，HONG KONG
身份证件号码：R062138(1)
ID NO.: R062138 (1)

甲方基于对乙方的信任，愿委托乙方以乙方自己名义代为持有甲方在 Ingenious Paragon  Global  Limited 公司(以下简称“BVI”)所持的100％的股份（股东持股比例见附表），乙方愿 意接受甲方的 委托。 为充分保障甲方的财产权益，规范乙方的代理行为，本着自愿、公平、诚实信用和效率的原则，经协商一致，就本委托持股事宜达成如下合同条款：
Based on the trust to Party B, Party A hereby entrusts Party B to hold Party A’s 100% of the shares (the shareholders listing see attached list) of Ingenious Paragon  Global  Limited (hereafter refer to as “BVI”) in Party B’s name, Party B accepts Party A’s entrustment. In order to fully protect the property rights of Party A and regulate the behaviors of Party B, therefore, after friendly consultations between Party A and Party B on the principle of voluntariness, fairness, honesty and efficiency, the Parties hereby agree on the entrustment of shares as follows:

第一条 委托事项
Article 1 Matters entrusted

1.1	甲方基于对乙方的信任，将甲方在BVI出资：港币(壹万)元委托乙方代为持有，代为持 有上述 委托投资形成的BVI 100％股份，并要求乙方按本合同规定，代为行使相关 东 权利。

1.1            Based on the trust to Party B, Party A entrusts Party B to hold its investment HK$10,000 in BVI on behalf of Party A, which represented by 100% shares of BVI.  Party B will exercise related shareholder’s rights on Party A’s behalf according to this agreement.

1.2	甲方委托乙方代为行使的权利包括：在BVI股东登记名册上具名，以BVI股东身份 参与BVI相应活动，代为收取股息或者红 利，并经甲方的书面特别授权出 席股东会 并行使表决权，以及行使法律与BVI章程授予股东的其他权利。

1.2              The rights entrusted by Party A to Party B include: Party B shall register as shareholder on the Share Register of BVI., participate in relevant activities as the shareholder of BVI., receive dividend or bonus on Party A’s behalf, participate the shareholder meeting and perform voting right with Party A’s special written authorization and perform shareholder’s other rights granted by laws and BVI.’s Articles of Association.

1.3 乙方接受甲方的指令处置该股票，并在处理结束后三个工作日内将所得收益划至甲方指定 帐户。
1.3 Party B accepts Party A’s orders to dispose the shares and the proceeds of such disposition shall be wire to Party A’s designated accounts within 3 working days.

第二条 股份情况说明
Article 2  Shares Introduction

2.1	BVI，即Ingenious Paragon Global Limited公司，是一家在英国维京群岛（请列入英 文地名）注册并合法成立的公司，注册资金为 5 万美元。
2.1 BVI, which represents Ingenious Paragon Global Limited, is a company registered and legally incorporated in British Virgin Islands (English Address), the registered capital is 50,000 USD.
2.2	甲方为BVI股东，持有BVI 100%股份。
2.2 Party A is the shareholder of BVI and holds 100 % of BVI shares.

第三条 委托期限
Article 3  Term of Entrustment

3.1 本合同规定之委托期限自本合同生效之日起至本合同受托股份依甲方指令完成转让并 将所得收益划至甲方指定帐户之日或甲方书面通知乙方终止委托之日止。

3.1        The term of entrustment shall start from the effective date of this agreement and end when the entrusted shares are transferred per Party A’s instruction and the proceeds have been wired to Party A’s designated accounts or when Party A issues the written notice to Party B for termination.

3.2 在本合同规定的委托期期限内，甲方可以在事先给予乙方【五】天书面通知的情况下，随时 依据本合同无条件终止与乙方的委托代理关系。乙方在接到甲方发出的前述关于终止委托代理关系的书面通知后的【五】个工作日内，应当将受托股份的权属凭证以及所有与该受托股份有关的文件和资料全部移交给甲方，并无条件地将受托股份过户登记为甲方或甲方指定的其他受让人。

3.2             During the term of entrustment in this agreement, Party A can give Party B a five day prior written notification to terminate the entrustment per this Agreement without other conditions. Within 5 days of receipt of the above written notification for termination, Party B shall transfer all the stock certificates of the entrusted shares and all the documents and materials related to the entrusted shares to Party A, and unconditionally transfer the entrusted shares to Party A’s name or any third Party designated by the Party A.

第四条 合同双方的权利和义务
Article 4 Rights and Obligations of Two Parties

4.1    甲方的权利和义务
4.1      Rights and Obligations of Party A
4.1.1 甲方作为本合同规定受托股份的实际持有人，对BVI享有实际的股东 权利并有权获得相应 的股份收益；乙方仅得以自身名义代甲方持有该受托股份，而对该受托股份的股东权益不享有任何收益权或处置权(包括但不限于股东权益的转让、质押)。

4.1.1       As the actual owner of the entrusted shares, Party A has the right to enjoy actual shareholder’s rights of BVI and obtain relevant investing income. Party B, in the name of itself, holds the shareholder’s rights of the entrusted shares on behalf of party A, on which it shall not enjoy any beneficial or disposition rights (including but not limited to the transfer and pledge the shares).

4.1.2 在委托持股期限内，甲方有权在条件具备时，将相关股东权益转移到自己或自己指定的任 何第三人名下，届时涉及到的相关法律文件，乙方须无条件同意，并无条件签发。在乙方代为持股期间，因代持股份产生的相关费用及税费(包括但不限于与代持股份相关的律师费、审计费、资产评估费等)均由甲方承担；在乙方将代持股份转为以甲方或甲方指定的任何第三人持有时，所产生的变更登记费用也应由甲方承担。

4.1.2         During the term of entrustment, Party A has the right to transfer the related shareholder’s rights to its own name or to any third party appointed by it as it deems appropriate, and Party B shall agree and sign any the relevant legal documents unconditionally. During Party B’s  share-holding period, Party A shall assume all of relevant expenses and taxes (including but not limited to the counsel fee, audit fee and assets evaluation fee related to the entrustment); Party A shall also bear the costs for change of registration when Party B transfers the shares back to Party A or any third Party designated by Party A.

4.1.3 作为实际持股人，甲方负有按照BVI章程、本合同及公司法的规定履行 股东义务，并实际 承担股东责任。

4.1.3         As the actual holder of the share, Party A should perform shareholder’s obligations and bear the actual shareholders’ liabilities according to BVI ’s Articles of Association, this agreement and the regulations of Company Law.

4.1.4 甲方作为受托股份的实际所有人，有权依据本合同对乙方不适当的受托行为进行监督与 纠正，并有权基于本合同约定要求乙方赔偿因受托不善而给甲方造成的实际损失。

4.1.4          As the actual owner of the entrusted share, Party A has the right to supervise and correct the inappropriate behavior of Party B in accordance with this Agreement, and also has the right to claim on compensation for actual loss from Party B due to Party B’s inappropriate behavior.

4.2      乙方的权利和义务
4.2       Rights and Obligations of Party B
4.2.1 作为受托人，乙方不得利用名义股东的身份为自己谋取任何私利。
4.2.1 As the trustee, Party B shall not use the identity of nominal shareholders for its self-interest and benefit.

4.2.2 未经甲方事先书面同意，乙方不得转委托第三方持有上述受托股份及其股东权益。
4.2.2 Without Party A's prior written consent, Party B shall not assign the entrustment of the shareholders' rights and interests to any third party.

4.2.3 乙方应当依本合同规定持有受托股份。乙方在收到任何有关BVI召开 会议(包括但不限于股东 大会、董事会及监事会)的通知后，应于【三】个工作日内，转告甲方，并详细说明该会议的性质、内容、拟召开的时间、地点及拟出席的人员等资料，以便甲方派人员或授权乙方选派人员出席该会议。任何乙方选派参加该等会议的人员在未取得甲方授权前，不得对该等会议的议题和／或决议进行表决。

4.2.3          Party B shall hold the shares in accordance with the provisions of this agreement. After receiving any notification of meetings (including but not limited to the shareholder, board of directors and the board of supervisors) from BVI.  Party B should notice Party A in 3 working days, and give Party A a detailed description about the nature，content, time, place and attending persons of the meeting, so that Party A could send people or authorize Party B send people to attend the meeting. Any person from Party B shall not vote on issues and/or resolutions without party A’s authorization.

4.2.4
乙方承诺将其未来所收到的因受托股份所产生的任何全部收益(包括现金股息、红 利或 任何其他收益分配)均全部转交给甲方，除非甲方以书面方式通知乙方外，乙方不得放弃任何可以或可能从受托股份上获得的股权收入。乙方承诺将在获得该收益后【三】日内将该收益支付予甲方。如果乙方未能及时支付的，除应当继续向甲方履行支付义务外，还应当按照应付款项的 10%向甲方承担违约责任，并应按中国人民银行同期流动资金贷款利 率向甲方另行支付利息。

4.2.4          Party B promises to deliver total income in the future received from entrusted shares(including cash dividends, bonuses or any other distributions) to Party A. Unless Party A’s written notice to Party B, Party B shall not give up any equity income that may be obtained from the trusted shares. Party B promises to pay the income to Party A in three days after receiving the income. If Party B fails to pay them timely, besides the payment obligation shall continue to perform， Party A shall pay 10 % of such amount as breaching of agreement, and pay additional interest according to the liquidity loan interest rate of People's Bank of China.

4.2.5 在甲方拟向BVI之股东或股东以外的人转让受托股份时，乙方应对此提供必要的协助及 便利。
4.2.5 When Party A transfers entrusted shares to shareholders of BVI or other people，Party B shall provide necessary assistance and convenience.

  第五条 适用法律及争议解决
  Article 5 Applicable Law and Dispute Settlement
5.1	本合同以中华人民共和国香港特别行政区法律为适用依据。
5.1 This agreement shall be governed by the laws of Hong Kong special administrative region of People's Republic of China.
5.2	因履行本合同发生之争议，由甲乙双方友好协商解决，协商不成的，应当提交中华人民共和国香港特别行政区法院裁决。

5.2  Any dispute in performing this agreement shall be settled through friendly consultation by both Parties. If Parties cannot settle it by consultation, the dispute shall be submitted to the court of Hong Kong special administrative region of People's Republic of China for judgment.

第六条 其他
Article 6 Others

6.1 鉴于甲乙双方根据本合同约定形成委托持股关系，甲乙双方于2008年 7 月 21 日订立的《Earn-in Agreement》实际为乙方向甲方返还所代持甲方实际享有BVI公司股份的形式的约定，甲乙 双方均共同遵守。

6.1          In consideration of the entrusted shareholding relationship between Party A and Party B hereby, the Parties entered into an Earn-In Agreement on July 21, 2008 which is actually an agreement that Party B returns the BVI shares held on Party A’s behalf back to Party A. The two Parties should abide by it.

6.2 本合同一式 三 份，甲乙双方各执 一 份，香港律师 一 份，经甲乙双方签字即生效。
6.2 The agreement is executed in triplicate, each party will keep one copy, the Hong Kong lawyer keeps one copy and the agreement will become effective from the day it is signed.
6.3 对本合同文本任何未经甲乙双方共同书面确认的改动均无效。
6.3 Any alteration in the written agreement without written confirmation between two parties is invalid.

（文件签署页）
(Document signature page)

甲方：
Party A:

乙方：
Party B:
     张晓艳       2008年7月21日于广西柳州
Xiaoyan Zhang, July 21, 2008 in Liuzhou, Guangxi

Signature page:

Party A  ( All Shareholders )

No	Shareholder Name	ID Number	Shareholder Contribution	Percentage to Total Investment	Shareholder Signatures
1	Tang Hui Tian	452701196108240331	2,383,439	23.8344
2	Jiang You Ru	450202195407020311	680,981	6.8098
3	Liu Chun Lin	450202631205031	680,981	6.8098
4	Wei Wen De	452701610922031	680,981	6.8098
5	Wang Bang Fu	45020219521225031X	680,981	6.8098
6	Zhao Ming An	45020319540608001X	264,826	2.6483
7	Zhang Qing Qiu	450204195611010017	87,002	0.8700
8	Yang Xiao Jian	452701631102040	255,146	2.5515
9	Meng Yuan Gang	450202196608070336	473,189	4.7319
10	Jiang Qi Feng	450204641114033	163,494	1.6349
11	He Wen Heng	452522195510180034	473,192	4.7319
12	Liu Gong Chun	45270119600921031X	253,988	2.5399
13	Jia Jun Wen	450205630103006	88,094	0.8809
14	Tan Yu Jing	452701196309190349	1,089,705	10.8971
15	Li Jing Hua	450404195409020378	1,343,999	13.4400
16	Ye Yuan Jian	450106197002050831	400,002	4.0000
TOTAL		10,000,000	100.0000

Party B:________________

Zhang Xiao Yan       2008.7.21  Guang Xi Liu Zhou